EXECUTION COPY
AMENDMENT NO. 4

             AMENDMENT NO. 4 dated as of March 16, 2001 (this "Agreement") among SEQUA CORPORATION (the "Borrower"), the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent").

             The Borrower, certain Subsidiary Guarantors, certain Lenders and the Administrative Agent are parties to a Credit Agreement dated as of October 10, 1997 (as heretofore amended, the "Credit Agreement") providing, subject to the terms and conditions thereof, for loans to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $150,000,000. Except as otherwise defined herein, terms defined in the Credit Agreement have the same respective meanings when used herein.

             The Borrower has requested that the Required Lenders amend the Credit Agreement as hereinafter provided, and the Required Lenders have consented to such amendment. Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement have the same respective meanings when used herein.
SECTION 2. AMENDMENTS. Effective on the Amendment Effective Date, the Credit Agreement is amended as follows:
(1) Section 1.01 of the Credit Agreement is hereby amended as follows:
(a) The pricing grid in the definition of "Applicable Rate" is amended to read in its entirety as follows:

CASH FLOW RATIO	ABR SPREAD	EURODOLLAR SPREAD	COMMITMENT FEE RATE
Less than or equal to 2.75	-0-	1.000%	.300%
Greater than 2.75 and less than or equal to 3.25	.250%	1.250%	.325%
Greater than 3.25 and less than or equal to 3.75	.500%	1.500%	.350%
Greater than 3.75 and less than or equal to 4.25	.750%	1.750%	.500%
Greater than 4.25	1.00%	2.000%	.500%

(b) The following new terms are added in the appropriate alphabetical locations:
"2001 Senior Notes" means the 2001 senior notes issued by the Borrower.
"Bond Issuance Date" means the date on which the 2001 Senior Notes are issued.

        "Bond Issuance Election Date" means the date on which the Loans are prepaid as set forth in Section 7.16 (provided that the Bond Issuance Date shall have occurred on or before June 30, 2001 and that the aggregate principal amount of 2001 Senior Notes issued on the Bond Issuance Date does not exceed $200,000,000).

(2) Section 2.08 of the Credit Agreement is amended by adding a new clause (e) in the appropriate alphabetical location to read as follows:

        (e) On the Bond Issuance Election Date, the Commitment of each Lender shall automatically and permanently be reduced by an amount equal to 50% of its Commitment as in effect immediately prior to such date if, after giving effect to such reduction, the total Revolving Exposures would not exceed the total Commitments. The Borrower will give the Administrative Agent three days' prior notice of the Bond Issuance Date.

(3) Section 7.13(a) of the Credit Agreement is amended to read in its entirety as follows:
(a) Cash Flow Ratio. The Borrower will not permit the Cash Flow Ratio to exceed the following respective ratios at any time during the following respective periods:

Period	Ratio

From the Effective Date through December 31, 1997	4.00 to 1

From January 1, 1998 through December 31, 1998	3.75 to 1

From January 1, 1999 through December 31, 1999	3.50 to 1

From January 1, 2000 through December 31, 2000	3.25 to 1

From January 1, 2001 through March 31, 2001	3.90 to 1, or 4.50 to 1 if the Bond Issuance Election Date has occurred

From April 1, 2001 through June 30, 2001	3.75 to 1, or 4.15 to 1 if the Bond Issuance Election Date has occurred

From July 1, 2001 through December 31, 2001	3.65 to 1, or 4.00 to 1 if the Bond Issuance Election Date has occurred

From January 1, 2002 through June 30, 2002	3.50 to 1, or 3.75 to 1 if the Bond Issuance Election Date has occurred
From July 1, 2002 and at all times thereafter	3.50 to 1

Notwithstanding the foregoing, at any time during the period beginning on the date three days before the Bond Issuance Date until and including the date three days thereafter, the Borrower will not permit the Cash Flow Ratio to exceed 4.90 to 1.

(4) Section 7.13(c) of the Credit Agreement is amended in its entirety to read as follows:
(c) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than the following respective ratios during the following respective periods:

Period	Ratio

From the Effective Date through March 31, 2001	2.25 to 1

From April 1, 2001 and at all times thereafter	2.25 to 1, or 2.15 to 1 if the Bond Issuance Election Date has occurred

(5) Article VII of the Credit Agreement is amended by adding a new Section 7.16 at the end thereof to read as follows:

              SECTION 7.16.  Proceeds of the Bond Issuance. The Borrower will use the proceeds of the 2001 Senior Notes to prepay the Loans within three days after the Bond Issuance Date in a principal amount equal to the amount necessary so that on the date three days after the Bond Issuance Date, after giving effect to any such prepayment, the total Revolving Exposures does not exceed $75,000,000. Such prepayment shall be accompanied by accrued interest to the extent required by Section 2.12, and any amounts owing pursuant to Section 2.15.

             SECTION 3.   Up-front Fees. The Borrower hereby agrees to pay on the Amendment Effective Date to each Lender who executes and delivers this Agreement on or before the Amendment Effective Date an up-front fee (each, an "Up-front Fee") in an amount equal to 0.15% of such Lender's Commitment as in effect on the Amendment Effective Date. Such Up-front Fees shall be payable in Dollars and immediately available funds, and once paid, shall not be refundable under any circumstances.

             SECTION 4   Conditions Precedent. This Agreement shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent notifies the Borrower that the following conditions have been satisfied:

              (i) This Agreement shall have been duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent, and shall have been acknowledged by the Subsidiary Guarantors as provided on the signature pages hereof.

              (ii) The Administrative Agent shall have received the following documents, each of which shall be dated the Amendment Effective Date and shall be satisfactory to the Administrative Agent in form and substance:

       (a) Certified copies of (x) the articles of incorporation and by-laws of the Borrower, (y) corporate resolutions evidencing the authority for and the validity of this Agreement and the Credit Agreement as amended hereby, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Credit Agreement as amended hereby.

       (b) A secretary's certificate of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

       (c) An opinion of Stuart Z. Krinsly, General Counsel of the Borrower, substantially in the form of Exhibit C to the Credit Agreement (with appropriate modifications to reflect the amendment thereof contemplated hereby).

              (iii) The Administrative Agent shall have received evidence of the payment of (x) all Up-front Fees, (y) all reasonable out-of pocket expenses of the Administrative Agent, including fees and disbursements of special New York counsel to the Administrative Agent, in connection with the execution and delivery of this Agreement and (z) all other amount then due and owing pursuant to Section 10.03 of the Credit Agreement.

            SECTION 5   RATIFICATION. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as of the date hereof, that (i) the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on its part and do not contravene any applicable law or regulation or any contractual provision applicable to it, (ii) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, (iii) the representations and warranties set forth in Article IV of the Credit Agreement are true and complete as if made on and as of such date and as if each reference in such representations and warranties to the Credit Agreement included reference to such Credit Agreement as amended by this Agreement, and (iv) no Default has occurred and is continuing, or will occur and be continuing after giving effect hereto, under the terms of the Credit Agreement, as modified hereby; and the Borrower agrees that a breach of any of the representations and warranties set forth in this Section 5 shall be an Event of Default for purposes of clause (c) of Article VIII of the Credit Agreement.

            SECTION 6.  CONTINUING VALIDITY. Except as specifically set forth herein, the Credit Agreement and each other Loan Document are in all respects ratified and confirmed and shall remain unchanged and in full force and effect. From and after the Amendment Effective Date, all references in the Credit Agreement and in any related document to "this Agreement", "the Credit Agreement" and words of like import shall be deemed to refer to the Credit Agreement as amended hereby.

            SECTION 7.  MISCELLANEOUS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SEQUA CORPORATION
By___________________________________
Name: Kenneth A. Drucker
Title:
THE CHASE MANHATTAN BANK,
as Administrative Agent

By___________________________________
Name: Stacey Haines
Title:

Lenders

THE CHASE MANHATTAN BANK

By___________________________________
Name: Stacey Haines
Title:

THE BANK OF NEW YORK
By___________________________________
Name: Eliza S. Adams
Title: Vice President

THE BANK OF NOVA SCOTIA
By___________________________________
Name: TODD S. MELLER
Title: MANAGING DIRECTOR

BANK OF MONTREAL
By___________________________________
Name: MICHAEL P. JOYCE
Title: MANAGING DIRECTOR

BANKERS TRUST COMPANY
By___________________________________
Name: Marguerite Sutton
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION
By___________________________________
Name: Donald V. Davis
Title: Vice President

MELLON BANK, N.A.
By___________________________________
Name: Donald G. Cassidy, Jr.
Title: Senior Vice President

THE SUMITOMO BANK, LIMITED
By___________________________________
Name: Edward D. Henderson, Jr.
Title: Senior Vice President

THE FUJI BANK, LIMITED
By___________________________________
Name:
Title:

NATEXIS BANQUE
By___________________________________
Name: Pieter J. van Tulder
Title: Vice President and Manager Multinational Group

By___________________________________
Name: Nicolos Regent
Title: VP Multinational Group

ACKNOWLEDGED:

CASCO INVESTORS CORPORATION
CHROMALLOY AMERICAN CORPORATION
CHROMALLOY GAS TURBINE CORPORATION
CASCO PRODUCTS CORPORATION
SEQUA FINANCIAL CORPORATION
ATLANTIC RESEARCH CORPORATION

By ____________________________________
Name: Kenneth A. Drucker
Title: